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As filed with the Securities and Exchange Commission on July 29, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEINWAY MUSICAL INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-1910745
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 South Street, Suite 305
Waltham, Massachusetts 02453
(781) 894-9770
(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

STEINWAY MUSICAL INSTRUMENTS, INC.
AMENDED AND RESTATED 1996 STOCK PLAN
(Full Title of the Plan)

Mr. Dennis Hanson
Steinway Musical Instruments, Inc.
800 South Street, Suite 305
Waltham, Massachusetts 02453
(Name and Address of Agent For Service)

(781) 894-9770
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Neil Wertlieb, Esq.
MILBANK, TWEED, HADLEY & McCLOY
601 South Figueroa Street
Los Angeles, California 90017
(213) 892-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum Offering price per Share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Ordinary Common Stock, par value $0.001 per share	721,750	$19.61	$14,153,517	$1,302.12

(1)
There are also registered hereby such indeterminate number of shares of Ordinary Common Stock, par value $.001 per share (the "Ordinary Common Stock"), of the Registrant as may become issuable by reason of operation of the anti-dilution provisions of the Registrant's Amended and Restated 1996 Stock Plan (the "Amended and Restated Stock Plan") described herein.

(2)
Pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based on the average of the high and low prices per share of Ordinary Common Stock trading on the New York Stock Exchange on July 22, 2002.

Explanatory Note

        This Registration Statement is being filed to register additional shares of Common Stock for the Steinway Musical Instruments, Inc. Amended and Restated 1996 Stock Plan, formerly known as the Steinway Musical Instruments, Inc. 1996 Stock Plan (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (File No. 333-11465) filed on September 4, 1996 with the Securities and Exchange Commission

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2.    Registrant Information and Employee Plan Annual Information

        The Registrant will, upon written or oral request, provide without charge to any person to whom a copy of any and all of the information which has been incorporated by reference in this Registration Statement as well as other documents required by Rule 428(b) promulgated pursuant to the Securities Act. Such requests should be directed to the Chief Financial Officer, Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts, 02453 (Telephone: (781) 894-9770).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.    Interests of Named Experts and Counsel.

        As of the date of this filing, Dennis M. Hanson, the Senior Executive Vice President and General Counsel of Steinway Musical Instruments, Inc. beneficially owned shares of the Registrant's common stock.

Item 8.    Exhibits.

5.1	Opinion of Dennis M. Hanson, General Counsel.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Counsel (included in his opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (contained on the signature page hereof).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 29th day of July, 2002.

STEINWAY MUSICAL INSTRUMENTS, INC.
By:	/s/ DANA D. MESSINA Dana D. Messina Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kyle R. Kirkland, Dana D. Messina, and Dennis M. Hanson each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 29th day of July, 2002.

Signature	Title

/s/ DANA D. MESSINA Dana D. Messina	Director and Chief Executive Officer (Principal Executive Officer)
/s/ DENNIS M. HANSON Dennis M. Hanson	Chief Financial Officer (Principal Financial Officer)
/s/ MICHAEL R. VICKREY Michael R. Vickrey	Executive Vice President (Principal Accounting Officer)
/s/ KYLE R. KIRKLAND Kyle R. Kirkland	Director

/s/ THOMAS BURZYCKI Thomas Burzycki	Director
/s/ BRUCE STEVENS Bruce Stevens	Director
/s/ A. CLINTON ALLEN A. Clinton Allen	Director
/s/ RUDOLPH K. KLUIBER Rudolph K. Kluiber	Director
/s/ PETER MCMILLAN Peter McMillian	Director

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Dennis M. Hanson, General Counsel.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Counsel (included in his opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (contained on the signature page hereof).

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Explanatory Note
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 2. Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 5. Interests of Named Experts and Counsel.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX